Exhibit 99.1

LECG CORPORATION REPORTS SECOND QUARTER 2007 RESULTS
Announces EPS of $0.22 excluding $0.05 Charge

LECG NAMES STEVEN R. FIFE CHIEF FINANCIAL OFFICER

Emeryville, CA, July 31, 2007 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the second quarter and six months ended June 30, 2007.

Second Quarter Financial Results

Revenues for the second quarter increased seven percent to $95.3 million from $89.1 million for the second quarter of 2006. Expert and professional staff revenues increased seven percent. Organic growth of expert and professional staff revenues was two percent.

Net income was $4.2 million in the second quarter of 2007, 33 percent lower than net income of $6.3 million in the second quarter of last year. Net income per diluted share was $0.17, including a restructuring charge of $0.05, compared with net income per diluted share of $0.25 in the same period a year ago. Average diluted shares outstanding increased to 25.5 million for the second quarter of 2007 from 25.2 million for the same period in 2006.

During the second quarter of 2007, the company took a restructuring charge of $2.3 million, or $0.05 per fully diluted share, related to implementation of its value recovery plan. The charge is composed of $634,000 in write-offs of unamortized signing bonus expense, $415,000 in write-offs of expert compensation advances, both of which are non-cash items, $387,000 in accrued severance expense for experts and professional staff, $566,000 in accrued severance expense for administrative personnel (including $450,000 disclosed on July 13, 2007 in a Form 8-K), and $306,000 in lease termination related costs.

EBITDA(2) for the second quarter of 2007 was $9.0 million, a 26 percent decrease from EBITDA of $12.1 million for the second quarter of 2006. Adjusted EBITDA(3) was $11.3 million for the second quarter of 2007, a decrease of 7 percent from the prior year period.

Michael Jeffery, LECG chief executive officer commented, “During the second quarter, LECG’s management team continued to execute phase one of our value recovery plan by taking actions to right-size the organization, reduce operating expenses, strengthen our finance and accounting function, and improve our performance measurement practices. Excluding the effect of the restructuring charge we incurred in the quarter, implementation of these initiatives generated sequential improvements in our professional staff utilization and gross margin, with little top-line disruption. We expect the economic benefits of these actions to accrue more meaningfully in the second half of the year and look to exit 2007 with a cost structure that is appropriate for the scale of our business.”

Mr. Jeffery continued, “LECG is engaged in a multi-quarter process to institutionalize a new culture that integrates clearly defined management disciplines and structures with the best aspects of our entrepreneurial environment. As we move into the second half of 2007, we are focused on developing and implementing longer-term incentive, retention, and acquisition policies that enable us to deliver value to our stockholders while attracting and retaining top talent.”

Steven R. Fife Named Chief Financial Officer

LECG Corporation’s board of directors has appointed Steven R. Fife, age 47, as LECG’s chief financial officer effective August 15, 2007. Mr. Fife is a seasoned financial executive with more than 20 years of experience leading the corporate accounting, reporting, and finance functions for several public companies. Mr. Fife has served LECG in a financial consulting capacity since May 2007, and he has played an instrumental role in the company’s efforts to improve its financial reporting processes and systems. Prior to his interim function with LECG, Mr. Fife served in a similar capacity at PMC Sierra.

Jack Burke, LECG’s current CFO, will become a managing director with the company effective August 15, 2007, responsible for the operational performance of an emerging practices sector.

Michael Jeffery stated, “On behalf of the board, I would like to officially welcome Steve Fife to LECG. Steve’s technical accounting background, broad experience in finance, and his proven track record of problem solving at growth companies fit well with LECG’s current objective to improve performance management, profitability, and operating leverage while creating a platform for value enhancing growth. Additionally, in his new role, Jack Burke will be responsible for many of our emerging practices and will be accountable for ensuring these investments deliver appropriate returns. We express our sincere appreciation to Jack for his past financial leadership and look forward to his contributions in his new capacity.”

Mr. Fife began his career at Deloitte & Touche and has held finance positions of increasing responsibility with JDS Uniphase, Amkor Technologies, and Gilead Sciences. He earned a bachelor of science in accounting from Brigham Young University and is a Certified Public Accountant.

Six Month Financial Results

Revenues for the six months ended June 30, 2007 increased 10 percent to $190.8 million from $173.5 million for the same period in 2006. Expert and professional staff revenues increased 10 percent. Organic growth of expert and professional staff revenues was five percent.

Net income for the six months ended June 30, 2007 was $7.5 million, 36 percent lower than net income of $11.8 million reported for the same period last year. Net income per diluted share for the first six months of 2007 was $0.29, including restructuring charges of $0.09, compared with net income per diluted share of $0.47 for the same period a year ago. Average diluted shares outstanding increased to 25.4 million for the six months ended June 30, 2007 from 25.1 million for the same period in 2006.

During the six months ended June 30, 2007, the company took restructuring charges of $3.9 million, or $0.09 per diluted share. Of this amount, $2.4 million was non-cash items.

EBITDA(2) for the six months ended June 30, 2007 was $16.3 million, a 28 percent decrease from EBITDA of $22.7 million for the same period of 2006. Adjusted EBITDA(3) was $20.2 million for the first six months of 2007, a decrease of 12 percent from the prior year period.

Operating Metrics

As of June 30, 2007, LECG had 1,189 employees and exclusive independent contractors compared with 1,261 as of March 31, 2007. Expert headcount was 336, a decrease of four percent compared with 349 as of March 31, 2007. Professional staff headcount decreased 10 percent to 559 from 624 as of March 31, 2007.

Revised 2007 Fiscal Year Outlook

To reflect the value recovery plan actions taken and the $0.05 restructuring charge incurred in the second quarter, LECG has revised its 2007 guidance. LECG now expects that revenues for the full year 2007 will be in the range of $380 million to $385 million and net income per diluted share will be in the range of $0.77 to $0.81, including $0.09 of restructuring charge related to implementation of the recovery plan incurred in the first half of the year. Previously stated 2007 guidance anticipated revenues of $380 to $400 million and net income per diluted share of $0.86 to $0.96, including $0.04 of restructuring charge.

For the third quarter ending September 30, 2007, LECG anticipates revenues will be in the range of $94 million to $96 million and that net income per diluted share will be in the range of $0.23 to $0.25.

As the company continues to implement its value recovery plan, it may incur additional expenses that could further impact guidance.

Mr. Jeffery stated, “LECG’s objectives going forward remain to rebuild our profitability and to consistently generate stockholder returns. We will continue to adhere to sound standards for expert performance and to disciplined budgeting and expense control practices in our efforts to achieve these goals.”

In a separate press release issued today, LECG announced that its board of directors has elected Garrett F. Bouton non-executive chairman and named David J. Teece, currently executive chairman, non-executive vice chairman, effective immediately.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live broadcast.

About LECG

LECG, a global expert services firm with more than 850 experts and professionals in 33 offices around the world, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for the remainder of 2007, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may effect actual performance include dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts successfully, intense competition, and potential professional liability. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700
Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarter and Six months ended June 30, 2007 and 2006
(in thousands, except per share data)
(Unaudited)

	Quarter ended June 30,		Six months ended June 30,
	2007	2006(1)	2007	2006(1)
Revenues	$95,322	$89,050	$190,784	$173,514
Cost of services	63,499	58,916	129,920	115,322
Gross profit	31,823	30,134	60,864	58,192
Operating expenses:
General and administrative expenses	22,570	17,956	44,379	35,353
Depreciation and amortization	1,790	1,726	3,686	3,189
Operating income	7,463	10,452	12,799	19,650
Interest and other expense (income), net	371	(43)	217	(153)
Income before income tax	7,092	10,495	12,582	19,803
Income tax provision	2,872	4,232	5,096	8,020
Net income	$4,220	$6,263	$7,486	$11,783

Net income per share:
Basic	$0.17	$0.26	$0.30	$0.49
Diluted	$0.17	$0.25	$0.29	$0.47
Share amounts:
Basic	25,111	24,276	24,986	24,206
Diluted	25,505	25,204	25,433	25,124

(1)             As revised in our 2006 Form 10-K to reflect the correction of errors noted in accordance with SAB 108.

LECG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$10,492	$26,489
Accounts receivable, net of allowance of $793 and $906	118,813	107,585
Prepaid expenses	4,396	5,092
Deferred tax assets, net	3,827	3,877
Signing and performance bonuses - current portion	10,738	9,545
Income taxes receivable	3,227	5,481
Other current assets	4,932	2,494
Total current assets	156,425	160,563
Property and equipment, net	14,050	13,701
Goodwill	113,393	101,960
Other intangible assets, net	10,671	9,855
Signing and performance bonuses - long-term	30,706	28,265
Deferred compensation plan assets	13,997	10,925
Other long-term assets	1,551	1,884
Total assets	$340,793	$327,153

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$46,361	$50,852
Accounts payable and other accrued liabilities	7,842	8,011
Payable for business acquisitions - current portion	9,560	11,372
Revolving line of credit	2,000	—
Deferred revenue	3,151	2,487
Total current liabilities	68,914	72,722
Payable for business acquisitions - long-term	2,000	2,178
Deferred compensation plan obligations	14,830	11,550
Deferred tax liabilities	1,850	1,851
Other long-term liabilities	7,851	7,738

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,272,562 and 24,907,072 shares outstanding at June 30, 2007 and December 31, 2006, respectively	25	25
Additional paid-in capital	162,882	156,900
Accumulated other comprehensive income	1,646	880
Retained earnings	80,795	73,309
Total stockholders’ equity	245,348	231,114
Total liabilities and stockholders’ equity	$340,793	$327,153

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Period ended June 30, 2007 and 2006
(in thousands)
(Unaudited)

	Six months ended June 30,
	2007	2006
Cash flows from operating activities
Net income	$7,486	$11,783
Adjustments to reconcile net income to net cash used in operating activities:
Bad debt expense	108	139
Depreciation and amortization of property and equipment	2,246	1,680
Amortization of other intangibles	1,440	1,509
Signing and performance bonuses paid	(16,988)	(8,967)
Amortization of signing and performance bonuses	5,899	4,079
Non cash restructuring charges	2,433	—
Tax benefit from option exercises and equity compensation plans	48	277
Equity-based compensation	3,010	3,269
Deferred rent	115	153
Other	(34)	(20)
Changes in assets and liabilities:
Accounts receivable	(11,336)	(18,605)
Prepaid and other current assets	(2,085)	1,838
Accounts payable and other accrued liabilities	(141)	979
Income taxes	2,227	(5,609)
Accrued compensation	900	3,917
Deferred revenue	281	196
Deferred compensation plan assets, net of plan obligations	209	173
Other assets	379	118
Other liabilities	20	—
Net cash used in operating activities	(3,783)	(3,091)
Cash flows from investing activities
Business acquisitions, net of acquired cash	(15,481)	(16,671)
Purchases of property and equipment	(2,491)	(1,670)
Other	36	35
Net cash used in investing activities	(17,936)	(18,306)
Cash flows from financing activities
Borrowings from revolving credit facility	10,000	—
Repayments under revolving credit facility	(8,000)	—
Exercise of stock options	1,693	1,462
Proceeds from issuance of stock - employee stock plan	110	160
Tax benefit from option exercises and equity compensation plans	1,094	598
Other	59	—
Net cash provided by financing activities	4,956	2,220
Effect of exchange rates on changes in cash	766	441
Decrease in cash and cash equivalents	(15,997)	(18,736)
Cash and cash equivalents, beginning of year	26,489	35,722
Cash and cash equivalents, end of year	$10,492	$16,986
Supplemental disclosure
Cash paid for interest	$184	$117
Cash paid for income taxes	$1,725	$12,302
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$0	$250

LECG CORPORATION
EBITDA and Adjusted EBITDA
For the Quarter and Six months ended June 30, 2007 and 2006
(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net income	$4,220	$6,263	$7,486	$11,783
Provision for income tax expense	2,872	4,232	5,096	8,020
Interest expense (income), net	128	(114)	—	(254)
Depreciation and amortization expense	1,790	1,726	3,686	3,189

EBITDA(2)	$9,010	$12,107	$16,268	$22,738

Adjustments to EBITDA
Expensed acquisition costs	—	—	—	317
Restructuring charges	2,308	—	3,946	—

Adjusted EBITDA(3)	$11,318	$12,107	$20,214	$23,055

(2)             EBITDA is a non-GAAP financial measure defined as net income before provision for income tax, interest, and depreciation and amortization. The company regards EBITDA as a useful measure of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(3)             Adjusted EBITDA is a non-GAAP financial measure defined by the company as EBITDA as defined in (2) above adjusted for restructuring charges relating to implementation of the value recovery plan in 2007, and expensed acquisition costs recognized in the first quarter of 2006. As is the case with EBITDA, this measure should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.